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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the captions "Summary Consolidated Financial Data", "Selected Consolidated Financial Data", and "Experts", and to the use of our reports on the consolidated financial statements and schedule of TNS, Inc. dated October 15, 2003 (except with respect to the matters discussed in paragraph 1 in Note 1, paragraphs 6 through 9 in Note 5 and Note 11, as to which the date is December 10, 2003), and to the use of our report on the consolidated financial statements and schedule of Transaction Network Services, Inc. dated September 6, 2002, in the Registration Statement (Form S-1) and related Prospectus of TNS, Inc. for the registration of its common stock.

                      /s/ Ernst & Young LLP

McLean, Virginia
January 9, 2004

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  Exhibit 23.1
Consent of Independent Auditors